UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Net Lease Office Properties
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

Below is the press release issued by Net Lease Office Properties on June 12, 2026 to notify shareholders of the convened and adjourned annual meeting and to encourage them to vote on proposals outlined in the proxy materials.

Net Lease Office Properties Announces Postponement of Annual Meeting of Shareholders

Board Continues to Unanimously Recommend Shareholders Vote “FOR” All Proposals

NEW YORK, June 12, 2026 /PRNewswire/ -- Net Lease Office Properties Inc. ("NLOP" or the “Company”) announced that its 2026 Annual Meeting of Shareholders (the "Annual Meeting"), held on June 12, 2026 at 10:00 a.m. Eastern Time, was convened and adjourned without any business being conducted, in order to provide additional time for the Company to solicit proxies.

NLOP's Board of Trustees unanimously recommends that shareholders vote "FOR" all proposals.

The Annual Meeting will reconvene virtually on June 25, 2026 at 9:30 a.m. Eastern Time to provide shareholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the "SEC") on April 16, 2026. No changes have been made in the proposals to be voted on by Shareholders at the Annual Meeting. Shareholders will be able to attend the reconvened Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/NLOP2026 and logging on to the webcast with their control number (the 16-digit control number found on their proxy card).

The record date for determining shareholder eligibility to vote at the Annual Meeting remains the close of business on April 13, 2026. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and shareholders who have already submitted a proxy or otherwise voted need not take any action.

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Net Lease Office Properties

Net Lease Office Properties (NYSE: NLOP) is a publicly traded real estate investment trust that owns a portfolio of high-quality, single-tenant office properties located in the U.S. and net leased to corporate tenants operating across a variety of industries.

www.nloproperties.com

Additional Information and Where to Find It

In connection with the Annual Meeting, NLOP has filed relevant materials with the SEC, including NLOP's definitive proxy statement on Schedule 14A (the "Proxy Statement"). This press release is not a substitute for the Proxy Statement or any other document that NLOP may file with the SEC or send to its Shareholders in connection with its Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF NLOP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov.

Forward-Looking Statements

Certain information contained in this press release constitutes "forward-looking statements" within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology or the negatives thereof. These may include NLOP's financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. NLOP believes these factors include, but are not limited to, those described under the section entitled "Risk Factors" in its annual report for the most recent fiscal year, which are accessible on the SEC's website at www.sec.gov. Except as otherwise required by federal securities laws, NLOP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Institutional Investors:
1-212-492-1140
institutionalir@nloproperties.com

Individual Investors:
1-844-NLO REIT (656-7348)
ir@nloproperties.com

Press Contact:
Amanda Woodward
1 (212) 492-1171